SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Filed by a party other than the Registrant / /
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/ /	Preliminary Proxy Statement

/ /	Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e) (2))

/ /	Definitive Proxy Statement

/ /	Definitive Additional Materials

/ X /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

PUTNAM ASSET ALLOCATION: BALANCED PORTFOLIO
PUTNAM ASSET ALLOCATION: CONSERVATIVE PORTFOLIO and
PUTNAM ASSET ALLOCATION: GROWTH PORTFOLIO, each a series of
Putnam Asset Allocations Funds
PUTNAM VT GLOBAL ASSET ALLOCATION FUND, a series of Putnam
Variable Trust
PUTNAM INCOME STRATEGIES FUND, a series of Putnam Funds Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

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April 9, 2008

Dear Putnam Fund Shareholder:

Please find enclosed proxy materials for the Special Meeting of Shareholders of your fund(s) to be held on May 22, 2008. The proxy cards for your accounts are enclosed along with a copy of the Notice of a Special Meeting of Shareholders and Proxy Statement dated March 24, 2008.

You may cast your votes in one of two ways:

Option 1. If you wish to vote all of your accounts in the same manner, you may simply indicate that vote in the proxy card below, signing it in the space provided and (a) returning it in the enclosed postage-paid envelope provided, or (b) faxing it to the proxy agent at 1-781-740-3430.

Option 2. If you wish to vote each account individually, mark your votes on each account’s proxy card, sign the cards and return the cards by using the enclosed postage-paid envelope.

Your vote is important. Thank you for your prompt attention to this matter. If you have any questions on the proposal, please call 1-866-615-7869

AUTHORIZATION TO VOTE ALL PROXIES RECEIVED:

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the Special Meeting of Shareholders to be held on May 22, 2008 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign this authorization, the Trustees will vote exactly as you have indicated. Please vote by filling in the appropriate box below. The Trustees recommend that you vote for this proposal. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. T he Trustees are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

Proposal	FOR	AGAINST	ABSTAIN

1. Approving an amendment to your fund’s fundamental investment restriction with respect to investments in commodities, as described in the proxy statement.

By my signature hereunder, I hereby instruct that all shares represented by the proxy cards received by us with this letter be voted in the manner indicated above:

Authorized Signature:________________________________________________________________

Title:___________________________________________    Date:____________________________

Please have all required signatories for any of the accounts sign their name exactly as it appears on each proxy card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

John A. Hill

The Putnam Funds
Chairman of the Trustees

One Post Office Square
Boston, Massachusetts 02109

The Putnam Funds

There is still time to vote on an issue that affects your mutual fund!

Dear Shareholder:

In March, we mailed you a proxy statement requesting your vote on a proposal that affects your fund.
Our records show that we have not yet received your vote.

As a shareholder of a Putnam fund, you are being asked to vote on a proposal to amend your fund’s fundamental investment restriction with respect to investments in commodities. The Trustees recommend that you vote FOR approving this amendment.

Your vote is important to us. We have included another copy of the proxy ballot and a postage-paid return envelope for your convenience.

You can vote by returning this proxy ballot in the envelope provided, or by calling the toll-free number or visiting the Web site address on the ballot. If you have questions about the proposal, please call our proxy information line at 1-866-615-7869 or contact your financial representative. Please vote promptly. Thank you.

Sincerely yours,

John A. Hill, Chairman

250876 4/08